EXHIBIT (A)(4)



                         NOTICE OF WITHDRAWAL OF TENDER

                REGARDING UNITS OF LIMITED LIABILITY INTERESTS IN

                            GAM AVALON LANCELOT, LLC

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 10, 2005

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                   RECEIVED BY PFPC, INC. EITHER BY MAIL OR BY
                    FAX BY 12:00 MIDNIGHT, NEW YORK TIME, ON
                      FRIDAY, DECEMBER 9, 2005, UNLESS THE
                               OFFER IS EXTENDED.


          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:
                            GAM Avalon Lancelot, LLC
                                 c/o PFPC, Inc.
                                  P.O. Box 858
                             Claymont, DE 19703-0858

                           Attn: GAM Investor Services
                           For additional information:
                              Phone: (866) 211-4521
                               Fax: (302) 793-8201

 YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE IS RECEIVED BY PFPC, INC.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal dated _____________________________.

Such tender was in the amount of: $ ____________________

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Date:  ___________________________

Signature(s):

FOR INDIVIDUAL INVESTORS, JOINT TENANTS, IRAS AND KEOGH PLANS:
--------------------------------------------------------------

SIGNATURE:                  ____________________________________________________
                                (Signature of Owner(s) Exactly as Appeared on
                                    Subscription Agreement/Investor Application)

PRINT NAME OF INVESTOR:     ____________________________________________________

JOINT TENANT SIGNATURE:     ____________________________________________________
(If joint tenants,              (Signature of Owner(s) Exactly as Appeared on
BOTH MUST SIGN.)                    Subscription Agreement/Investor Application)


PRINT NAME OF JOINT TENANT: ____________________________________________________

FOR OTHER  INVESTORS  (SUCH AS  CORPORATIONS,  PARTNERSHIPS,  LIMITED  LIABILITY
--------------------------------------------------------------------------------
COMPANIES, TRUSTS, AND EMPLOYEE BENEFIT PLANS):
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PRINT NAME OF INVESTOR:     ____________________________________________________

SIGNATURE:                  ____________________________________________________
                                (Signature of Owner(s) Exactly as Appeared on
                                    Subscription Agreement/Investor Application)

PRINT NAME OF SIGNATORY AND TITLE:    __________________________________________

CO-SIGNATORY IF NECESSARY:  ____________________________________________________
                                (Signature of Owner(s) Exactly as Appeared on
                                    Subscription Agreement/Investor Application)

PRINT NAME AND TITLE OF CO-SIGNATORY: __________________________________________